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                                                                       EXHIBIT 5







                                                  March 17, 1998







The Elder-Beerman Stores Corp.
3155 El-Bee Road
Dayton, Ohio  45439

                       Re: Form S-8 Registration Statement
                           -------------------------------
Gentlemen:

         As Senior Vice President, General Counsel and Secretary for The Elder-Beerman Stores Corp. (the "Company"), I am familiar with the Registration Statement, dated March 12, 1998, being filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of common stock, without par value ("Common Stock"), of the Company to be issued pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). It is my opinion that the shares of Common Stock that may be issued pursuant to the Plan and the agreements contemplated thereunder (the "Agreements") will be, when issued in accordance with the Plan and such Agreements, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the above-referenced Registration Statement.

                                      Very truly yours,

                                      /s/ Scott J. Davido

                                      Scott J. Davido, Esq.
                                      Senior Vice President, General Counsel
                                      and Secretary